CSFB 05-7

Group 13

Pay rules

1.

Pay the NAS Priority Amount sequentially to the 13N1

2.

Pay the 13S1 until retired

3.

Pay the 13N1 until retired

Notes

Pxing Speed = 300 psa

NAS bonds = 13N1 standard 60 mo lockout (sched*nas priority*shift%*sr% + prepays*nas priority * shift% *srpp%)

NAS Priority = MIN(.99,(13N1 Balance + 19,520,000)/Total Senior Balance

Settlement = 7/29/05